Exhibit 4.3

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of October 3, 2012, among the undersigned guarantors (each a “Guaranteeing Subsidiary”), each a subsidiary of Petco Animal Supplies, Inc., a Delaware Corporation (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, each of the Guarantors are party to the indenture (the “Indenture”), dated as of November 24, 2010, among the Issuer, the Guarantors and the Trustee (capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture);

WHEREAS, the Issuer, as permitted under Section 5.01 of the Indenture, is merging with Petco Merger Sub, Inc., a Delaware corporation, with the Issuer being the surviving corporation (the Merger), such Merger to be effected on or about the date hereof;

WHEREAS, in connection with the Merger, Section 5.01(a)(5) of the Indenture requires that the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions in the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guarantors delivers this Supplemental Indenture pursuant to Section 5.01(a)(5) of the Indenture and agrees as follows:

(1) Agreement to Guarantee. The Guaranteeing Subsidiary hereby confirms that its Guarantee under the Indenture shall continue to apply after giving effect to the Merger.

(2) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(3) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

PETCO PUERTO RICO, LLC

PETCO ANIMAL SUPPLIES STORES, INC.,				by PETCO ANIMAL SUPPLIES STORES, INC.
INTERNATIONAL PET SUPPLIES AND
DISTRIBUTION, INC.,				Its: Sole Member
PETCO SOUTHWEST, INC.,
PETCO PET INSURANCE CENTER, INC.				/s/ Michael E. Foss
				Name:	Michael E. Foss
	by	/s/ Michael E. Foss		Title:	President
		Name:	Michael E. Foss
		Title:	President

PETCO ASIA, LLC
PETPEOPLE, INC.
by INTERNATIONAL PET SUPPLIES AND DISTRIBUTION, INC.

	by	/s/ Michael E. Foss		Its: Sole Member
		Name:	Michael E. Foss
		Title:	Chief Financial Officer	/s/ Michael E. Foss
				Name:	Michael E. Foss
				Title:	President

E-PET SERVICES, LLC

by PETCO ANIMAL SUPPLIES
STORES, INC.
Its: Sole Member

/s/ Michael E. Foss
		Name:	Michael E. Foss
		Title:	Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:		/s/ Martin Reed
		Name:	Martin Reed
		Title:	Vice President